Exhibit 2.3

Share Purchase Agreement between Key Metals Corp. and Gold Express

Mines, Inc. for the Purchase of Cerro Blanco Titanium, Inc.

THIS SHARE PURCHASE AGREEMENT is made on May 1, 2023 (this “Agreement”) between Gold Express Mines, Inc., a Nevada corporation with its principal place of business at 6 ½ N. 2nd Ave. Suite 201, Walla Walla, Washington, 99362 (the “Seller”), and Key Metals Corp., a Delaware corporation (the “Buyer”), with its principal place of business at 260 Crandon Blvd. Suite 32 #81 Key Biscayne, Florida 33149.

WHEREAS Seller owns 1,000 shares of capital stock of Cerro Blanco Titanium, Inc., a Delaware corporation (the “CBT Shares”) constituting all of the issued and outstanding shares of Cerro Blanco Titanium, Inc., and thus is a wholly owned subsidiary of the Seller (the “Delaware Subsidiary”);

WHEREAS The Delaware Subsidiary owns all of the capital stock of Gold Express SpA, a Chilean corporation which owns the following assets (i) the Mineral Concessions consisting of the mineral properties listed in Appendix A attached herein and (ii) other assets consisting of physical and electronic data, the rights to the physical drill core, a buyout right on a Net Smelter Royalty, and miscellaneous geological, mining, and metallurgical reports on the subject concessions; and

WHEREAS Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the CBT Shares, subject to the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Purchase of CBT Shares. Subject to the terms and conditions set forth herein, at the Closing (as defined below), the Seller shall sell to the Buyer, and the Buyer shall purchase from the Seller, the CBT Shares, free and clear of any mortgage, pledge, lien, charge, security interest, claim, community property interest, option, equitable interest, restriction of any kind (including any restriction on use, voting, transfer, receipt of income, or exercise of any other ownership attribute), or other encumbrance (each, an “Encumbrance).

1. Purchase Price

The aggregate purchase price for the Shares shall be 17.5 million shares of the common stock of (par value $0.001 per share) of the Buyer, which shall be issued to the Seller at the Closing.

2. Shares Valuation.

The shares of common stock constituting the Purchase Price shall be valued on a per share basis and established by the value of the Buyer’s common stock as indicated by recently closed private placements of the Buyer’s shares and estimated to be $0.165 per share.

3. Closing and Escrow.

a)	Subject to Sections 8 and 9 hereof, the closing (the “Closing”) of the transactions contemplated by this Agreement shall occur on May 3, 2023 (the “Closing Date”), provided there are no unforeseen delays.

b)	On or prior to the Closing Date, the CBT Shares shall be transferred from the Seller to the Buyer.

c)	Within three business days following the Closing Date, the Buyer shall issue to the Seller the shares of the Buyer’s common stock constituting the Purchase Price in the name of “Gold Express Mines, Inc.”.

4. Representations of Seller.

Seller and its wholly owned Delaware Subsidiary hereby covenants, represents, and warrants to the Buyer as follows:

a)	Organizational. The Seller is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite power and authority to enter into and perform the Seller’s obligations under this Agreement and to consummate the transactions contemplated hereby, and this Agreement has been duly executed and delivered by the Seller pursuant to all necessary authorization and is the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms. The Delaware Subsidiary is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite power and authority to enter into and perform the obligations under this Agreement and to consummate the transactions contemplated hereby.

b)	No Liabilities. The Seller has no liabilities, obligations, or commitments of any nature whatsoever, whether asserted, known, absolute, accrued, matured, or otherwise, except those which have been incurred in the ordinary course of business consistent with past practice.

c)	Title to Assets. The Seller owns and has good title to all the assets of the Seller, free and clear of Encumbrances.

d)	Authority and Enforceability. The execution and delivery by the Seller of this Agreement and the performance by the Seller of its obligations hereunder have been duly and validly authorized by its board of directors, and no other action on the part of the Seller or its board of directors or stockholders is necessary.

e)	No Conflicts. The execution and delivery by the Seller of this Agreement does not, and the performance by the Seller of its obligations under this Agreement, and the consummation of the transactions contemplated hereby does and will not violate or conflict with any order statute, law, ordinance, rule, regulation, regulation or permit applicable to the Seller; or (b) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract to which the Seller is a party, except, for any such conflicts, violations, breaches or defaults that would not be reasonably expected to have a material adverse effect. No consent, approval, waiver or authorization, filing is required to be obtained by the Seller from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby.

f)	Delaware Subsidiary Shares. The CBT Shares constitute all the issued and outstanding capital stock of the Delaware Subsidiary. The Seller owns, beneficially and of record, all the CBT Shares, free and clear of any Encumbrances.

g)	Litigation. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Seller, threatened against or involving Seller brought by Seller affecting any of the purchased property at law or in equity or admiralty or before or by any federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality, domestic or foreign.

h)	Compliance with Laws. To the best of its knowledge, Seller has complied with and is operating its business in compliance with all laws, regulations, and orders applicable to the business conducted by it, and the present uses by the Seller of the purchased property do not violate any such laws, regulations, and orders. Seller has no knowledge of any material present or future expenditures that will be required with respect to any of Seller’s facilities to achieve compliance with any present statute, law, or regulation, including those relating to the environment or occupational health and safety.

i)	Disclosure. No representation or warranty by the Seller contained in this Agreement, and no statement contained in any certificate or other instrument furnished or to be furnished to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact that is necessary in order to make the statements contained therein not misleading.

j)	Environmental. To the best of the knowledge of the Seller, the Seller possesses, and is in material compliance with, all permits, licenses and government authorizations and has filed all notices that are required under local, state and federal laws, statutes, by-laws and regulations relating to protection of the environment, pollution control, product registration and hazardous materials (“Environmental Laws”), and the Seller is in material compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any law, regulation, code, plan, order, decree, judgment, notice, permit or demand letter issued, entered, promulgated or approved thereunder. . The Seller has not received notice of actual or threatened liability under the Federal Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”) or any similar statute or ordinance from any governmental entity or any third party, and, to the knowledge of the Seller, there are no facts or circumstances which could form the basis for the assertion of any claim against the Seller under any Environmental Laws including, without limitation, CERCLA or any similar local, state or foreign law with respect to any on-site or off-site location.

5. Representations of Buyer.

The Buyer hereby covenants, represents and warrants to the Seller as follows:

a)	Organization. The Buyer is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite power and authority to enter into and perform the Seller’s obligations under this Agreement and to consummate the transactions contemplated hereby, and this Agreement has been duly executed and delivered by the Seller pursuant to all necessary authorization and is the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

b)	No Conflicts. The execution and delivery by the Buyer of this Agreement does not, and the performance by the Buyer of its obligations under this Agreement, and the consummation of the transactions contemplated hereby does and will not violate or conflict with any order statute, law, ordinance, rule, regulation, regulation or permit applicable to the Buyer; or (b) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract to which the Buyer is a party, except, for any such conflicts, violations, breaches or defaults that would not be reasonably expected to have a material adverse effect. No consent, approval, waiver or authorization, filing is required to be obtained by the Buyer from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by the Buyer of this Agreement and the consummation of the transactions contemplated hereby.

c)	Purchase Price. The shares of common stock constituting the Purchase Price has been duly authorized, and upon consummation of the transactions contemplated by this Agreement, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that such shares of common stock may be subject to restrictions on transfer under state and/or federal securities laws as required by such laws at the time a transfer is proposed. The sale of the shares of common stock constituting the Purchase Price is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied.

6. Appendices.

The Appendices and other documents attached or referred to in this Agreement are an integral part of this Agreement.

7. Conditions to Closing Obligation of the Buyer. The obligation of the Buyer to consummate the transactions contemplated hereby are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in writing in whole or in part by the Buyer in its sole discretion):

a)	Representations and Warranties True at Closing. The representations and warranties of the Seller contained in the Agreement or any certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true on and as of the closing date as though such representations and warranties were made at and as of such date, except if such representations and warranties were made as of a specified date and such representations and warranties shall be true as of such date.

b)	Seller’s Compliance with Agreement. The Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

c)	Adverse Change. There shall not have occurred a material adverse effect with respect to the Seller or its assets, or any change, fact, circumstance, condition, prospects, event or effect, or combination of changes, facts, circumstances, conditions, prospects, events or effects, that individually or in the aggregate would reasonably be expected to have a material adverse effect with respect to the Seller or its assets.

8. Conditions to Closing Obligation of the Seller. The obligation of the Seller to consummate the transactions contemplated hereby are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in writing in whole or in part by the Seller in its sole discretion):

a)	Representations and Warranties True at Closing. The representations and warranties of the Buyer contained in the Agreement or any certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true on and as of the closing date as though such representations and warranties were made at and as of such date, except if such representations and warranties were made as of a specified date and such representations and warranties shall be true as of such date.

b)	Buyer’ Compliance with Agreement. The Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

9. Costs and Expenses.

Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors, and accountants, incurred in connection with this Agreement and any other transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

10. Board and Management Provisions.

a)	Board and Management -Delaware Subsidiary. The current Board of Directors and Management of the Delaware Subsidiary are John Ryan - CEO, President, Secretary and Board Member; Howard Crosby - Vice-President, Treasurer, and Board Member; Terrence Dunne - Board Member; and James Czirr - Board Member.

Upon the closing the current Officers and Directors shall resign excepting Mr. Ryan shall retain his board seat and name two new Board Members which shall be Cesar Lopez and Enrique Correa. It is expected that thereafter the newly constituted board shall appoint new management upon its first meeting.

b)	Board and Management - Chilean Subsidiary. The newly appointed Board of Directors of the Delaware Subsidiary shall also be named the Board of the Chilean Subsidiary. The Attorney of Record with Power of Attorney in Chile shall remain to be Ignacio Lopez and the Country Manager shall remain to be Enrique Correa. The CEO of the Chilean subsidiary shall be Cesar Lopez.

11. Other Provisions.

a)	Applicable Law and Forum. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to a contract executed and performed in such State without giving effect to the conflicts of Laws principles thereof, which would result in the applicability of the Laws of another jurisdiction. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. Each of the parties hereto hereby irrevocably consents and submits to the exclusive jurisdiction of the state or federal courts with jurisdiction over Wilmington, Delaware in connection with any action arising out of or relating to this Agreement or the transactions contemplated hereby, waives any objection to venue in the state or federal courts with jurisdiction over Wilmington, Delaware.

b)	Parties Bound. This Agreement shall be binding on and inure to the benefit of the parties to this Agreement and their respective heirs, executors, administrators, legal representatives, successors and assigns as permitted by this Agreement.

c)	Legal Construction. This Agreement shall be construed as to effectuate the intended purpose of the Agreement. In the event any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal, or unenforceable in any respect, this Agreement shall be modified to otherwise effectuate the sale under the original intentions of the Parties. This may include striking the invalid, illegal, or unenforceable provision as if they had never been contained in this Agreement, or modifying the invalid, illegal or unenforceable provisions to make them compliant without modifying the original purpose of the Parties.

d)	Amendments and Modifications; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by the Buyer and the Seller. Any failure of the Buyer and the Seller to comply with any obligation, covenant, agreement or condition herein may be waived by the Seller (with respect to any failure by the Buyer) or by the Buyer (with respect to any failure by the Seller) only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

e)	Attorneys’ Fees. Should any litigation be commenced between the parties to this Agreement concerning the rights and duties of either party in relation to the Business or this Agreement, the prevailing party in the arbitration or litigation shall be entitled to (in addition to any other relief that may be granted) a reasonable sum and attorneys’ fees in the arbitration or litigation, which sum shall be determined by the court or other person presiding in the arbitration or litigation or in a separate action brought for that purpose.

f)	Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and the exhibits and schedules hereto, the statements in the body of this Agreement will control.

g)	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Seller:

Gold Express Mines, Inc.

By:	/s/ John P. Ryan	Date: May 1, 2023
John Ryan, CEO & President

Buyer:

Key Metals Corp.

By:	/s/ Cesar Lopez	Date: May 3, 2023
Cesar Lopez, CEO & President

APPENDIX A

MINERAL CONCESSIONS

	NAME	OWNER	TYPE	COMUNE	TAX-ID	STATUS	HA	FOJAS	NUMERO	ANO	REGISTRO	NOTARY
1	CAROLINA UNO 11/30	GOLD EXPRESS MINES SpA	EXPLOTACION	FREIRINA	03302-1178-4	CONSTITUIDA	200	9	2	2023	PROPIEDAD	FREIRINA
2	CAROLINA DOS 11/30	GOLD EXPRESS MINES SpA	EXPLOTACION	FREIRINA	03302-1179-2	CONSTITUIDA	200	10	3	2023	PROPIEDAD	FREIRINA
3	CAROLINA TRES 11/30	GOLD EXPRESS MINES SpA	EXPLOTACION	FREIRINA	03302-1180-6	CONSTITUIDA	200	11	4	2023	PROPIEDAD	FREIRINA
4	CAROLINA SEIS 1/30	GOLD EXPRESS MINES SpA	EXPLOTACION	FREIRINA	03302-1183-0	CONSTITUIDA	300	12	5	2023	PROPIEDAD	FREIRINA
5	CAROL DOS UNO 1/60	GOLD EXPRESS MINES SpA	EXPLOTACION	FREIRINA	03302-1306-K	CONSTITUIDA	300	13	6	2023	PROPIEDAD	FREIRINA
6	CAROL DOS DOS 1/60	GOLD EXPRESS MINES SpA	EXPLOTACION	FREIRINA	03302-1307-8	CONSTITUIDA	297	14	7	2023	PROPIEDAD	FREIRINA
7	CAROL DOS TRES 1/60	GOLD EXPRESS MINES SpA	EXPLOTACION	FREIRINA	03302-1308-6	CONSTITUIDA	282	15	8	2023	PROPIEDAD	FREIRINA
8	CAROL DOS SEIS 1/60	GOLD EXPRESS MINES SpA	EXPLOTACION	FREIRINA	03302-1309-4	CONSTITUIDA	300	16	9	2023	PROPIEDAD	FREIRINA
9	ENRIQUE 1/30	GOLD EXPRESS MINES SpA	EXPLOTACION	FREIRINA	03302-0233-5	CONSTITUIDA	150	17	10	2023	PROPIEDAD	FREIRINA
10	ELISA 1, 1 AL 30	IGNACIO JOAQUIN LOPEZ ALARCON	EXPLOTACION	FREIRINA	03302-1699-9	CONSTITUIDA	300	N/D	N/D	N/D	PROPIEDAD	FREIRINA
11	ELISA 2, 1 AL 30	IGNACIO JOAQUIN LOPEZ ALARCON	EXPLOTACION	FREIRINA	03302-1700-6	CONSTITUIDA	282	N/D	N/D	N/D	PROPIEDAD	FREIRINA
12	ELISA 3A, 1 AL 12	IGNACIO JOAQUIN LOPEZ ALARCON	EXPLOTACION	FREIRINA	03302-2020-1	CONSTITUIDA	60	N/D	N/D	N/D	PROPIEDAD	FREIRINA
13	ELISA 3B, 1 AL 2	IGNACIO JOAQUIN LOPEZ ALARCON	EXPLOTACION	FREIRINA	03302-1702-2	CONSTITUIDA	10	N/D	N/D	N/D	PROPIEDAD	FREIRINA
14	ELISA 4A, 1 AL 44	IGNACIO JOAQUIN LOPEZ ALARCON	EXPLOTACION	FREIRINA	03302-2021-K	CONSTITUIDA	220	N/D	N/D	N/D	PROPIEDAD	FREIRINA
15	ELISA 4B, 1 AL 4	IGNACIO JOAQUIN LOPEZ ALARCON	EXPLOTACION	FREIRINA	03302-1704-9	CONSTITUIDA	20	N/D	N/D	N/D	PROPIEDAD	FREIRINA
16	ELISA 5, 1 AL 30	IGNACIO JOAQUIN LOPEZ ALARCON	EXPLOTACION	FREIRINA	03302-2022-8	CONSTITUIDA	294	N/D	N/D	N/D	PROPIEDAD	FREIRINA
17	ELISA 6, 1 AL 30	IGNACIO JOAQUIN LOPEZ ALARCON	EXPLOTACION	FREIRINA	03302-2023-6	CONSTITUIDA	300	N/D	N/D	N/D	PROPIEDAD	FREIRINA
18	ELISA 7, 1 AL 30	IGNACIO JOAQUIN LOPEZ ALARCON	EXPLOTACION	FREIRINA	03302-1707-3	CONSTITUIDA	300	N/D	N/D	N/D	PROPIEDAD	FREIRINA
19	ELISA 8, 1 AL 25	IGNACIO JOAQUIN LOPEZ ALARCON	EXPLOTACION	FREIRINA	03302-1708-1	CONSTITUIDA	250	N/D	N/D	N/D	PROPIEDAD	FREIRINA
20	ELISA 9, 1 AL 30	GOLD EXPRESS MINES SpA	EXPLOTACION	FREIRINA	03302-1709-K	CONSTITUIDA	300	18	11	2023	PROPIEDAD	FREIRINA
21	ELISA 10, 1 AL 30	GOLD EXPRESS MINES SpA	EXPLOTACION	FREIRINA	03302-1710-3	CONSTITUIDA	280	19	12	2023	PROPIEDAD	FREIRINA
22	ELISA 11, 1 AL 10	GOLD EXPRESS MINES SpA	EXPLOTACION	FREIRINA	03302-1711-1	CONSTITUIDA	50	20	13	2023	PROPIEDAD	FREIRINA
23	ELISA 12, 1 AL 22	GOLD EXPRESS MINES SpA	EXPLOTACION	FREIRINA	03302-2024-4	CONSTITUIDA	220	21	14	2023	PROPIEDAD	FREIRINA
24	ELISA 13, 1 AL 30	IGNACIO JOAQUIN LOPEZ ALARCON	EXPLOTACION	FREIRINA	03302-1713-8	CONSTITUIDA	300	N/D	N/D	N/D	PROPIEDAD	FREIRINA
25	ELISA 14, 1 AL 28	GOLD EXPRESS MINES SpA	EXPLOTACION	FREIRINA	03302-1714-6	CONSTITUIDA	280	22	15	2023	PROPIEDAD	FREIRINA
26	ELISA 15, 1 AL 28	GOLD EXPRESS MINES SpA	EXPLOTACION	FREIRINA	03302-1715-4	CONSTITUIDA	280	23	16	2023	PROPIEDAD	FREIRINA
27	ELISA 19, 1 AL 26	GOLD EXPRESS MINES SpA	EXPLOTACION	FREIRINA	03302-2025-2	CONSTITUIDA	250	24	17	2023	PROPIEDAD	FREIRINA
28	ELISA 21, 1 AL 30	GOLD EXPRESS MINES SpA	EXPLOTACION	FREIRINA	03302-1718-9	CONSTITUIDA	300	25	18	2023	PROPIEDAD	FREIRINA
29	FREIRINA 1, 1 AL 50	GOLD EXPRESS MINES SpA	EXPLOTACION	FREIRINA	03302-2349-9	CONSTITUIDA	50	26	19	2023	PROPIEDAD	FREIRINA
30	FREIRINA 2, 1 AL 100	GOLD EXPRESS MINES SpA	EXPLOTACION	FREIRINA	03302-2350-2	CONSTITUIDA	100	27	20	2023	PROPIEDAD	FREIRINA
31	MEM 26, 1 AL 10	IGNACIO JOAQUIN LOPEZ ALARCON	EXPLOTACION	FREIRINA	03302-2424-K	CONSTITUIDA	50	N/D	N/D	N/D	PROPIEDAD	FREIRINA
32	MEM 33, 1 AL 40	IGNACIO JOAQUIN LOPEZ ALARCON	EXPLOTACION	FREIRINA	03302-2425-8	CONSTITUIDA	200	N/D	N/D	N/D	PROPIEDAD	FREIRINA
33	MEM 34, 1 AL 44	GOLD EXPRESS MINES SpA	EXPLOTACION	FREIRINA	03302-2426-6	CONSTITUIDA	220	28	21	2023	PROPIEDAD	FREIRINA
34	MEM 35, 1 AL 44	GOLD EXPRESS MINES SpA	EXPLOTACION	FREIRINA	03302-2427-4	CONSTITUIDA	220	29	22	2023	PROPIEDAD	FREIRINA
35	MEM 36, 1 AL 40	IGNACIO JOAQUIN LOPEZ ALARCON	EXPLOTACION	FREIRINA	03302-2428-2	CONSTITUIDA	200	N/D	N/D	N/D	PROPIEDAD	FREIRINA
36	MEM 37, 1 AL 40	IGNACIO JOAQUIN LOPEZ ALARCON	EXPLOTACION	FREIRINA	03302-2429-0	CONSTITUIDA	200	N/D	N/D	N/D	PROPIEDAD	FREIRINA
37	MEM 38, 1 AL 40	IGNACIO JOAQUIN LOPEZ ALARCON	EXPLOTACION	FREIRINA	03302-2430-4	CONSTITUIDA	200	N/D	N/D	N/D	PROPIEDAD	FREIRINA
38	MEM 39, 1 AL 40	IGNACIO JOAQUIN LOPEZ ALARCON	EXPLOTACION	FREIRINA	03302-2431-2	CONSTITUIDA	200	N/D	N/D	N/D	PROPIEDAD	FREIRINA
39	MEM 61, 1 AL 10	IGNACIO JOAQUIN LOPEZ ALARCON	EXPLOTACION	FREIRINA	03302-2809-1	CONSTITUIDA	50	N/D	N/D	N/D	PROPIEDAD	FREIRINA
40	MEM 62, 1 AL 226	IGNACIO JOAQUIN LOPEZ ALARCON	EXPLOTACION	FREIRINA	03302-2810-5	CONSTITUIDA	226	N/D	N/D	N/D	PROPIEDAD	FREIRINA
41	MEM 63, 1 AL 208	IGNACIO JOAQUIN LOPEZ ALARCON	EXPLOTACION	FREIRINA	03302-2811-3	CONSTITUIDA	208	N/D	N/D	N/D	PROPIEDAD	FREIRINA
42	MEM 64, 1 AL 150	IGNACIO JOAQUIN LOPEZ ALARCON	EXPLOTACION	FREIRINA	03302-2812-1	CONSTITUIDA	150	N/D	N/D	N/D	PROPIEDAD	FREIRINA
43	MEM 65, 1 AL 60	IGNACIO JOAQUIN LOPEZ ALARCON	EXPLOTACION	FREIRINA	03302-2813-K	CONSTITUIDA	298	N/D	N/D	N/D	PROPIEDAD	FREIRINA
44	MEM 66, 1 AL 92	IGNACIO JOAQUIN LOPEZ ALARCON	EXPLOTACION	FREIRINA	03302-2814-8	CONSTITUIDA	92	N/D	N/D	N/D	PROPIEDAD	FREIRINA
45	MEM 67, 1 AL 162	IGNACIO JOAQUIN LOPEZ ALARCON	EXPLOTACION	FREIRINA	03302-2815-6	CONSTITUIDA	162	N/D	N/D	N/D	PROPIEDAD	FREIRINA
46	MEM 68, 1 AL 244	IGNACIO JOAQUIN LOPEZ ALARCON	EXPLOTACION	FREIRINA	03302-2816-4	CONSTITUIDA	244	N/D	N/D	N/D	PROPIEDAD	FREIRINA
47	MEM 71, 1 AL 20	GOLD EXPRESS MINES SpA	EXPLOTACION	FREIRINA	03302-2897-0	CONSTITUIDA	76	30	23	2023	PROPIEDAD	FREIRINA
48	MEM 72, 1 AL 48	IGNACIO JOAQUIN LOPEZ ALARCON	EXPLOTACION	FREIRINA	03302-2898-9	CONSTITUIDA	240	N/D	N/D	N/D	PROPIEDAD	FREIRINA
49	MEM 74, 1 AL 10	GOLD EXPRESS MINES SpA	EXPLOTACION	FREIRINA	03302-2899-7	CONSTITUIDA	26	31	24	2023	PROPIEDAD	FREIRINA
50	CERRO BLANCO 1, 1 AL 20	GOLD EXPRESS MINES SpA	EXPLOTACION	VALLENAR	N/D	EN PROCESO	100	N/D	N/D	N/D	DESCUBRIMIENTOS	VALLENAR
51	CERRO BLANCO 2	GOLD EXPRESS MINES SpA	EXPLORACION	FREIRINA	N/D	EN PROCESO	200	57	28	2023	DESCUBRIMIENTOS	FREIRINA
52	CERRO BLANCO 3	GOLD EXPRESS MINES SpA	EXPLORACION	FREIRINA	N/D	EN PROCESO	300	58	29	2023	DESCUBRIMIENTOS	FREIRINA
						TOTAL	10537